Exhibit 99.1

Highpower International Reports Financial Results

For the First Quarter Ended March 31, 2015

Company to Hold Conference Call on May 8, 2015 at 10:00 a.m. Eastern Time / 7:00 a.m. Pacific Time

Reiterates 2015 Guidance of Revenues Between $160 - $170 Million; Net Income Between $4.0 - $5.0 Million; and

Non-GAAP Net Income Between $5.0 - $6.0 Million

SAN FRANCISCO, USA and SHENZHEN, CHINA–May 8, 2015 - Highpower International, Inc. (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced its financial results for the 2015 first quarter ended March 31, 2015.

2015 First Quarter Operating and Financial Highlights (all results are compared to prior year period)

•	Net sales were $32.1 million, an increase of 10.2% compared to $29.2 million.

•	Lithium battery net sales increased 25.6% from $13.4 million to $16.8 million.

•	New materials net sales increased 97.3% from $282,567 to $557,550.

•	Gross margin was 17.3% compared to 20.3%.

•	EBITDA was $1.3 million, compared to $0.3 million; Adjusted EBITDA improved to $1.0 million, compared to $0.7 million.

•	Net loss attributable to the Company was $0.1 million, or $0.01 per diluted share, compared to net loss of $0.9 million or $0.07 per diluted share; non-GAAP net loss attributable to the Company was $0.3 million, or $0.02 per diluted share, compared to $0.5 million, or $0.06 per diluted share.

•	Received multi-million dollar order from an international customer for backup power products for iPhone 6.

•	Installed large format lithium batteries on 74 hybrid electric buses in addition to 81 buses installed in FY 2014.

Management Commentary

Mr. George Pan, Chairman and CEO of Highpower International, commented, "We are pleased to see strong year-over-year improvement in performance of sales in lithium batteries and our new material business. This was a result of growing global demand for mobile and portable products and electrical vehicles and increasing awareness of our value-added service from our customers. As we are reaching capacity of our lithium battery production, we expect to further expand our lithium battery facilities on our Huizhou campus. We anticipate continued growth throughout the remainder of 2015.”

2015 First Quarter Financial Review

Net Sales

Net sales for the first quarter ended March 31, 2015 were $32.1 million compared to $29.2 million for the same period in 2014. The 10.2% increase in net sales compared to the same period in 2014 was mainly due to a $3.4 million improvement in net sales of Lithium batteries and $274,983 increase in net sales from new materials business, offset by a decline of $0.7 million in sales of Ni-MH batteries.

Gross Profit

For the first quarter ended March 31, 2015, the Company’s gross profit was $5.6 million, as compared with $5.9 million for the same period in 2014.

Gross Margin

Gross margin was 17.3% for the first quarter ended March 31, 2015, compared to 20.3% in prior year period. This decrease was attributable to decrease in the average selling price of its batteries. The Company is taking measures to control its production costs by reorganizing its production structure to focus more attention on equipment automation and greater efficiency.

Net sales by segments and by geography is set out as follows:

	Three months ended
	March 31,
	2015	2014	Change in %
	(Unaudited)
	$	$
Net sales
Ni-MH Batteries	14,759,470	15,487,503	-4.70%
Lithium Batteries	16,820,628	13,390,244	25.62%
New Materials	557,550	282,567	97.32%
Total	32,137,648	29,160,314	10.21%

By Geography
China	43.6%	49.8%
Rest of Asia, incl. H.K.	32.5%	19.1%
Europe	18.1%	21.9%
North America	4.8%	8.0%
Rest of the World	1.0%	1.2%
Total	100%	100%

Research and Development (R&D)

R&D spending was $1.7 million, or 5.2% of net sales, for the first quarter ended March 31, 2015, compared to $1.8 million, or 6.2% of net sales, for the same period in 2014.

Selling & Distribution

Selling and distribution expenses were $1.8 million, or 5.6% of net sales, for the first quarter ended March 31, 2015, as compared with $1.5 million, or 5.3% of net sales for the same period in 2014. The increase was due to the expansion of the sales force and marketing activities, including participation in industry trade shows and international travels to promote and sell products globally.

General & Administrative

For the first quarter ended March 31, 2015, general and administrative expenses were $3.0 million, or 9.4% of net sales, in comparison to $3.6 million, or 12.2% of net sales, for the first quarter of 2014. The decrease was due to non-cash share-based compensation expense of $121,361, down from $400,946 in the prior year period.

Net Loss

For the first quarter of 2015, net loss attributable to the Company was $0.1 million, or $0.01 per basic and diluted share based on 15.1 million weighted average diluted shares outstanding, compared to net loss of $0.9 million, or $0.07 per basic and diluted share based on 14.0 million weighted average diluted shares outstanding. Non-GAAP net loss attributable to the Company was $0.3 million, or $0.02 per diluted share, compared to a non-GAAP net loss of $0.5 million, or $0.06 per diluted share in the prior year period.

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EBITDA

EBITDA for the first quarter ended March 31, 2015 improved to $1.3 million from $0.3 million in the prior year period.

A table reconciling EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to the appropriate GAAP measure is included with the Company’s financial information below.

Balance Sheet Highlights

($ in millions, except per share data)	March 31,	December 31,
	2015	2014
	(Unaudited)
	$	$
Cash and Cash Equivalents	$9.9	$14.6
Total Current Assets	$86.6	$89.2
Total Assets	$143.9	$146.2

Total Current Liabilities	$100.2	$101.4
Total Liabilities	$102.4	$104.4

Shareholders’ Equity	$41.5	$41.8
Total Liabilities and Shareholders’ Equity	$143.9	$146.2
Book Value Per Share	$2.75	$2.77

Outlook for 2015

Based on current expectations for global demand in the rechargeable battery market in 2015 and the continued shift toward mobile power sources, higher-value energy storage systems and transportation products, the Company is reaffirming its 2015 guidance of revenues to be between $160 million to $170 million, and non-GAAP net income of between $5.0 million and $6.0 million, and net income of between $4.0 million and $5.0 million.

Conference Call Details

The Company announced that it will discuss financial results in a conference call on May 8, 2015 at 10:00 a.m. Eastern time / 7:00 a.m. Pacific time to discuss these results.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-3108
Live Participant Dial In (International):	201-493-6797

To listen to the live webcast, please go to at www.highpowertech.com and click on the conference call link, or go to: http://highpowertech.equisolvewebcast.com/q1-2015. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

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Use of Non-GAAP Measures

The Company has supplemented its reported GAAP (generally accepted accounting principles) financial information with non-GAAP measures. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. Adjusted EBITDA and Non-GAAP (adjusted) net income or (loss) exclude stock-based compensation expense. Adjusted EBITDA, as defined above, may not be similar to Adjusted EBITDA measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company's operating results in the ordinary course of its operations.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, without limitation, fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; our dependence on the growth in demand for portable electronic devices and energy storage systems and transportation products and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; and our ability to continue R&D development to keep up with technological changes. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Henry Sun

CFO

+86-755-8968-6521

ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.

In China

Katherine Yao, Associate

+86-10-6587-6435

kyao@equityny.com

In U.S.

Adam Prior, Senior Vice President

+1 (212) 836-9606

aprior@equityny.com

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars except Number of Shares)

	Three months ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
	$	$

Net sales	32,137,648	29,160,314
Cost of sales	(26,581,934)	(23,229,369)
Gross profit	5,555,714	5,930,945

Research and development expenses	(1,674,124)	(1,811,952)
Selling and distribution expenses	(1,798,722)	(1,537,160)
General and administrative expenses	(3,024,751)	(3,571,280)
Foreign currency transaction gain	370,311	102,593
Loss on derivative instruments	-	(137,281)
Total operating expenses	(6,127,286)	(6,955,080)

Loss from operations	(571,572)	(1,024,135)
Gain on change of fair value of warrant liability	346,299	-
Other income	230,092	541,420
Interest expenses	(268,642)	(595,381)
Income before taxes	(263,823)	(1,078,096)

Income taxes benefit	95,256	92,151
Net loss	(168,567)	(985,945)

Less: net loss attributable to non-controlling interest	(45,209)	(50,796)
Net loss attributable to the Company	(123,358)	(935,149)

Comprehensive loss
Net loss	(168,567)	(985,945)
Foreign currency translation loss	(204,761)	(341,186)
Comprehensive loss	(373,328)	(1,327,131)

Less: comprehensive loss attributable to non-controlling interest	(49,173)	(61,433)
Comprehensive loss attributable to the Company	(324,155)	(1,265,698)

Earnings per share of common stock attributable to the Company
-Basic and Diluted	(0.01)	(0.07)

Weighted average number of common stock outstanding
-Basic and Diluted	15,086,169	13,978,106

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HIGHPOWER INTERNATIONAL, INC.AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	March 31,	December 31,
	2015	2014
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	9,922,960	14,611,892
Restricted cash	15,959,357	15,396,827
Accounts receivable, net	30,678,992	32,316,607
Notes receivable	2,929,338	621,110
Prepayments	4,709,013	3,283,520
Other receivables	630,440	665,828
Inventories	21,766,434	22,268,069
Total Current Assets	86,596,534	89,163,853
Property, plant and equipment, net	50,663,432	50,437,718
Land use right, net	4,267,987	4,305,317
Intangible asset, net	587,500	600,000
Deferred tax assets	1,829,661	1,647,184
TOTAL ASSETS	143,945,114	146,154,072
LIABILITIES AND EQUITY
LIABILITIES
Current Liabilities:
Accounts payable	39,024,814	44,562,647
Deferred income	1,881,694	1,887,409
Short-term loan	15,173,864	15,195,040
Notes payable	34,459,062	29,903,248
Other payables and accrued liabilities	5,751,960	5,896,547
Income taxes payable	2,002,313	1,968,656
Current portion of long-term loan	1,953,316	1,959,248
Total Current Liabilities	100,247,023	101,372,795
Warrant Liability	721,375	1,067,674
Long-term loan	1,464,987	1,959,247
TOTAL LIABILITIES	102,433,385	104,399,716
EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-
Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,088,297 shares issued and outstanding at March 31, 2015 and 15,084,746 shares issued and outstanding at December 31, 2014)	1,509	1,508
Additional paid-in capital	10,661,130	10,530,430
Statutory and other reserves	3,611,501	3,611,501
Retained earnings	20,551,663	20,675,021
Accumulated other comprehensive income	5,427,860	5,628,657
Total equity for the Company’s stockholders	40,253,663	40,447,117
Non-controlling interest	1,258,066	1,307,239
TOTAL EQUITY	41,511,729	41,754,356
TOTAL LIABILITIES AND EQUITY	143,945,114	146,154,072

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Three months ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net loss	(168,567)	(985,945)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,246,043	1,011,801
Allowance for doubtful accounts	21	-
Loss on disposal of property, plant and equipment	11,709	37,244
Loss on derivative instruments	-	137,281
Deferred income tax	(187,373)	(418,906)
Share based payment	121,361	400,946
Gain on change of fair value of warrant liability	(346,299)	-
Changes in operating assets and liabilities:
Accounts receivable	1,576,803	5,681,371
Notes receivable	(2,309,732)	(521,988)
Prepayments	(1,434,905)	(519,476)
Other receivable	33,367	(24,811)
Inventories	434,169	(493,677)
Accounts payable	(5,404,188)	3,911,914
Deferred income	-	1,012,063
Other payables and accrued liabilities	(127,282)	(237,561)
Income taxes payable	39,612	319,409
Net cash flows used in (provided by) operating activities	(6,515,261)	9,309,665
Cash flows from investing activities
Acquisition of plant and equipment	(1,664,663)	(2,403,047)
Net cash flows used in investing activities	(1,664,663)	(2,403,047)
Cash flows from financing activities
Proceeds from short-term bank loans	-	295,426
Repayment of short-term bank loans	-	(10,824,720)
Repayment of long-term bank loans	(488,250)	(489,708)
Proceeds from notes payable	16,882,947	6,192,247
Repayment of notes payable	(12,237,353)	(12,159,236)
Proceeds from exercise of employee options	9,339	-
Change in restricted cash	(609,041)	6,920,453
Net cash flows provided by (used in) financing activities	3,557,642	(10,065,538)
Effect of foreign currency translation on cash and cash equivalents	(66,650)	322,938
Net decrease in cash and cash equivalents	(4,688,932)	(2,835,982)
Cash and cash equivalents - beginning of period	14,611,892	7,973,459
Cash and cash equivalents - end of period	9,922,960	5,137,477
Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	52,505	7,346
Interest expenses	268,642	595,381
Non-cash transactions
Accounts payable for construction in progress	-	797,753

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net loss to EBITDA

	Three months ended
		March 31,
	2015	2014
	(Unaudited)
	$	$
Net loss attributable to the Company	(123,358)	(935,149)
Non-GAAP Net Loss (1)	(348,296)	(534,203)

Interest expenses, net	232,570	322,149
Income tax expenses	(95,256)	(92,151)
Depreciation and Amortization	1,246,043	1,011,801

EBITDA	1,259,999	306,650
Non-GAAP EBITDA(2)	1,035,061	707,596

(1) See table below for reconciliation of net loss attributable to the Company to Non-GAAP net loss attributable to the Company.

(2) Excludes share-based compensation expense and gain on change of fair value of warrant liability as set forth in the following table.

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HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Loss Attributable to the Company to Non-GAAP Net Loss Attributable to the Company

	Three months ended
	March 31,
	2015	2014
	(Unaudited)
	$	$
Net loss attributable to the Company	(123,358)	(935,149)
Stock-based compensation expense	121,361	400,946
Gain on change of fair value of warrant liability	(346,299)	-
Non-GAAP net loss attributable to the Company	(348,296)	(534,203)

Basic net loss per share of common stock attributable to the Company	(0.01)	(0.07)
Stock-based compensation expense	0.01	0.03
Gain on change of fair value of warrant liability	(0.02)	-
Non-GAAP loss per share of common stock attributable to the Company	(0.02)	(0.04)

Diluted net loss per share of common stock attributable to the Company	(0.01)	(0.07)
Stock-based compensation expense	0.01	0.01
Gain on change of fair value of warrant liability	(0.02)	-
Non-GAAP loss per share of common stock attributable to the Company	(0.02)	(0.06)

Weighted average number of common shares outstanding
-Basic and Diluted	15,086,169	13,978,106

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